                                                                     Exhibit 4.1

                                   May 5, 2003

Kaiser Aluminum & Chemical Corporation
5847 San Felipe, Suite 2500
Houston, Texas  77057
Attention:  Treasurer

         Re:      Kaiser Aluminum & Chemical Corporation
                  $300,000,000 Post-Petition Credit Agreement

Dear Mr. Shiba:

         Reference is made to that certain $300,000,000 Post-Petition Credit
Agreement, dated as of February 12, 2002 (as amended to date, the "Credit
Agreement") among Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum
Corporation, Bank of America, N.A. and the other lenders that are or may from time to time becomes parties to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement.

         On March 24, 2003, Agent and Lenders waived, subject to certain limitations and conditions, noncompliance with Section 9.2.4 of the Credit
Agreement (the "Minimum EBITDA Test") for the measurement period ending March
31, 2003 (the "March Waiver"). Without altering or modifying the terms, limitations and conditions of the March Waiver, Agent and Lenders hereby (a)
extend the effectiveness of the March Waiver through September 30, 2003 and (b)
waive noncompliance with the Minimum EBITDA Test for the measurement period ending June 30, 2003 (the "June Measurement Period"); provided, however, that
(i) the Company and its Subsidiaries shall maintain a minimum EBITDA (after excluding all non-cash pension expenses incurred beginning January 1, 2003) of not less than ($135,000,000) for the June Measurement Period and (ii) such limited waiver shall be effective through September 30, 2003.

         This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or
Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Obligor. Except as expressly waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

         The signatories hereto contemplate that an amendment to the Credit
Agreement will be entered into by the parties thereto in the near future to, among other things, effect a more comprehensive and permanent modification of the Minimum EBITDA Test.

         This limited waiver shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Company, the Parent Guarantor, each
Subsidiary Guarantor and the Required Lenders. This limited waiver may be executed by one or more of the parties on any number of separate counterparts
(including by telecopy), all of which taken together shall constitute but one and the same instrument.

         If you have any questions about this letter, please contact me at the number above.

                                    Sincerely,

                                    Bank of America, N.A., as Agent

                                    /s/ Robert M. Dalton

cc:      Kaiser - General Counsel

AGREED AND CONSENTED TO
as of this 5th day of May, 2003

BANK OF AMERICA, N.A.

By:   /s/ Robert M. Dalton
Name:     Robert M. Dalton
Title:    Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:   /s/ John L. Dale
Name:     John L. Dale
Title:    Duly Authorized Signatory

FOOTHILL CAPITAL CORPORATION

By:   /s/ Robert J. Cambora
Name:     Robert J. Cambora
Title:    Sr. Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:   /s/ Grant Weiss
Name:     Grant Weiss
Title:    Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:   /s/ Michele Kovatchis
Name:     Michele Kovatchis
Title:    Director

PNC BANK, NATIONAL ASSOCIATION

By:   /s/ Sandra Sha Kenyon
Name:     Sandra Sha Kenyon
Title:    Vice President

GMAC COMMERCIAL FINANCE LLC, as
successor by merger to GMAC Business Credit, LLC

By:   /s/ Thomas Brent
Name:     Thomas Brent
Title:    Vice President

THE PROVIDENT BANK

By:
Name:
Title:

KAISER ALUMINUM CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINUM & CHEMICAL CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

AKRON HOLDING CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

ALPART JAMAICA INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINA AUSTRALIA CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER BELLWOOD CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINIUM INTERNATIONAL, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINUM PROPERTIES, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER ALUMINUM TECHNICAL SERVICES, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER FINANCE CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER JAMAICA CORPORATION

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER MICROMILL HOLDINGS, LLC

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER SIERRA MICROMILLS, LLC

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER TEXAS SIERRA MICROMILLS, LLC

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER TEXAS MICROMILL HOLDINGS, LLC

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

OXNARD FORGE DIE COMPANY, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

ALWIS LEASING LLC

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER BAUXITE COMPANY

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER CENTER, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER CENTER PROPERTIES

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAE TRADING, INC.

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer

KAISER EXPORT COMPANY

By:   /s/ David A. Cheadle
Name:     David A. Cheadle
Title:    Assistant Treasurer